UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to ss. 240.14a-12

EXOBOX TECHNOLOGIES CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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EXOBOX TECHNOLOGIES CORP.
2121 SAGE ROAD, SUITE 200
HOUSTON, TEXAS 77056

December 17, 2008

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Exobox Technologies Corp. on Thursday, January 15, 2009 at 10:00 a.m., Central Standard Time.  The meeting will be held at Sugar Creek Country Club, 420 Sugar Creek Blvd., Sugar Land, Texas 77478.

Information about the Annual Meeting, including matters on which shareholders will act, may be found in the notice of annual meeting and proxy statement accompanying this letter.  We look forward to greeting in person as many of our shareholders as possible.

It is important that your shares be represented and voted at the meeting.  Whether or not you plan to attend the Annual Meeting, please complete, sign, date, and promptly return the accompanying proxy by fax to (704) 765-8730.  Returning the proxy does NOT deprive you of your right to attend the Annual Meeting.  If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.

Sincerely yours,

/s/ Robert B. Dillon

Robert B. Dillon, President and Chief Executive Officer

EXOBOX TECHNOLOGIES CORP.
2121 SAGE ROAD, SUITE 200
HOUSTON, TX 77056
_________________________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JANUARY 15, 2009
__________________________________________________________________

The Annual Meeting of Shareholders of Exobox Technologies Corp. will be held on Thursday, January 15, 2009, at 10:00 a.m., Central Standard Time at Sugar Creek Country Club, 420 Sugar Creek Blvd., Sugar Land, Texas 77478.  Our shareholders are asked to vote to:

1.
Elect Robert B. Dillon, Scott R. Copeland, Richard A. Evans, M.D., Michael S. Studdard, Jonathan Kim, Stephen R. Lesem, and Charles Turner to serve until our next annual meeting of shareholders or until their respective successors have been duly elected;

2.	Ratify the appointment of Malone & Bailey, PC, as independent auditors of the Company for its fiscal year ending July 31, 2009; and

3.	Transact any other business properly brought before the annual meeting and any adjournment or postponement thereof.

These business items are described more fully in the Proxy Statement accompanying this Notice.

Only shareholders who owned our common stock or Series A Preferred Stock at the close of business on December 12, 2008, can vote at this meeting or any adjournments that may take place.  All shareholders are cordially invited to attend the meeting in person.  However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible by fax at (704) 765-8730.  Your stock will be voted in accordance with the instructions you have given.  Any shareholder attending the meeting may vote in person even if he or she has previously returned a proxy.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors,

Michael G. Wirtz, Secretary
Dated: December 17, 2008

The board of directors solicits the enclosed proxy. Your vote is important no matter how large or small your holdings. To assure your representation at the meeting, please complete, sign exactly as your name appears, date and fax to (704) 765-8730.

EXOBOX TECHNOLOGIES CORP.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 15, 2009

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Company’s Board of Directors (“Board”) for use at the Annual Meeting of Shareholders to be held on Thursday, January 15, 2009, at 10:00 a.m., Central Daylight Time (the “Annual Meeting”), or at any adjournment or postponement of this meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders.  The Annual Meeting will be held at Sugar Creek Country Club, 420 Sugar Creek Blvd., Sugar Land, Texas 77478.  We intend to mail this Proxy Statement and accompanying proxy card to shareholders on or about December 17, 2008.  The Board of Directors of Exobox Technologies Corp., a Nevada corporation, prepared this proxy statement for the purpose of soliciting proxies for our Annual Meeting of Shareholders. The terms “we,” “our,” the “Company” or “Exobox,” refers to Exobox Technologies Corp.

 Availability of Annual Report and Form 10-K

Accompanying this Proxy Statement is the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission.  The Company makes available, free of charge through its website (www.Exobox.com), its annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after such documents are electronically filed with or furnished to the Securities and Exchange Commission.  These reports can be found on the Company’s website under “SEC Filings” at http://www.exobox.com/about_investors.html.  The Company will provide to any shareholder without charge, upon the written request of that shareholder, a copy of the Company’s Annual Report on Form 10-KSB (without exhibits), including financial statements and the financial statement schedules, for the fiscal year ended July 31, 2008.  Such requests should be addressed in writing to Investor Relations, Exobox Technologies Corp, 2121 Sage Road, Houston, Texas 77056.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company’s Secretary, at the address of the Company’s executive offices noted above, written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting will not, by itself, revoke a proxy.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Quorum, Abstentions and Broker Non-Votes

Our common stock and Series A Preferred Stock (collectively “Capital Stock”) are the only types of securities entitled to vote at the Annual Meeting.  Only shareholders of record at the close of business on December 12, 2008 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting.  As of December 12, 2008, there were 401,657,298 shares of common stock outstanding and entitled to vote and 1,378 shares of Series A Preferred Stock issued and outstanding that on an as converted basis represent 126,857 shares of common stock 126,857 votes.  Each holder of record of shares of common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.  Each holder of record of shares of Series A Preferred Stock on the record date will be entitled to ninety-two votes for each share held on all matters to be voted upon at the Annual Meeting.

Proxies properly executed, duly returned to the Company and not revoked will be voted in accordance with the specifications made.  Where no specifications are given, such proxies will be voted “FOR” each of the seven director nominees and “FOR” the ratification of the Company’s auditors.  It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting.  If, however, any matter not described in this Proxy Statement is properly presented for action at the Annual Meeting, the persons named as proxies in the enclosed form of proxy will have discretionary authority to vote according to their own discretion.

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes of the issued and outstanding shares of the Company’s Capital Stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy.  The bylaws of the Company provide that unless otherwise provided by law or by the Articles of Incorporation, all matters other than the election of directors shall be decided by the affirmative vote of a majority of the votes of the outstanding shares of Capital Stock represented in person or by proxy at the Annual Meeting.  Shares of Capital Stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, regardless of whether the proxy is marked as casting a vote or abstaining.  Shares of Capital Stock represented by “broker non-votes” (i.e., shares of Capital Stock held in record name by brokers or nominees) as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the proxy card or has executed a proxy and otherwise notified the Company that it does not have authority to vote such shares on that matter will be treated as present for purposes of determining a quorum.

Voting

Proposal 1.  Directors are elected by a plurality of the affirmative votes cast by those shares of Capital Stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting.  This means the seven nominees for directors receiving the highest number of affirmative votes will be elected.  Abstentions and broker non-votes will not affect the election of a candidate who receives a plurality of votes.  Shareholders may not cumulate votes in the election of directors.

Proposal 2.  Ratification of our independent public accountants requires the approval of a majority of the votes of the outstanding shares of Capital Stock represented in person or represented by proxy at the Annual Meeting.  Abstentions as to Proposal 2 will have the same effect as votes against the proposal.  Broker non-votes as to Proposal 2, however, will be deemed shares not entitled to vote on the proposal, will not be counted as votes for or against the proposal, and will not be included in calculating the number of votes necessary for approval of the proposal.

Solicitation

The cost of soliciting proxies will be borne by the Company.  In addition to soliciting shareholders by mail and through its regular employees, the Company will request that banks and brokers and other persons representing beneficial owners of the shares forward the proxy solicitation material to such beneficial owners and the Company may reimburse these parties for their reasonable out-of-pocket costs.  The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

Shareholder Proposals

Proposals of shareholders that are intended to be presented at our 2010 Annual Meeting of Shareholders in the proxy materials for such meeting must comply with the requirements of SEC Rule 14a-8 and must be received by our Secretary no later than September 17, 2009, in order to be included in the Proxy Statement and proxy materials relating to our 2010 Annual Meeting of Shareholders.  Moreover, with respect to any proposal by a shareholder not seeking to have the proposal included in the proxy statement but seeking to have the proposal considered at our next annual meeting, such shareholder must provide written notice of such proposal to our Secretary at our principal executive offices by December 16, 2009.  With respect to a proposal not to be included in the proxy statement and the proposal is permitted at the Annual Meeting, the persons who are appointed as proxies may exercise their discretionary voting authority with respect to such proposals, even if the shareholders have not been advised of the proposal.  In addition, shareholders must comply in all respects with the rules and regulations of the Securities and Exchange Commission then in effect and the procedural requirements of our Bylaws.

Dissenter’s Rights

Neither Nevada law nor our articles of incorporation or bylaws provide our shareholders with dissenters’ rights in connection with the election of directors.

PROPOSAL 1
 ELECTION OF DIRECTORS

The Board of Directors currently consists of seven members.  The Nominating Committee of the Board of Directors has nominated for election Robert B. Dillon, Scott R. Copeland, Richard A. Evans, M.D., Michael S. Studdard, Jonathan Kim, Stephen R. Lesem, and Charles Turner to serve on the Board.  Eachof the nominees currently sits on the Board.  The shares represented by the enclosed proxy will be voted for the election as directors of the seven nominees named below to serve until the 2010 Annual Meeting or until their successors have been duly elected and qualified.  The seven persons receiving the highest number of “For” votes represented by shares of Company Capital Stock present in person or represented by proxy and entitled to be voted at the Annual Meeting will be elected.  All of the nominees have indicated to the Company that they will be available to serve as directors.  If any of the nominees becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person or persons recommended by the Board of Directors as may be determined by the holders of the proxy.  There are no family relationships among our executive officers and directors.

Director Nominees

Individuals nominated for election are:

Name	Age	Position
Robert B. Dillon	58	President, Chief Executive Officer and Chairman of the Board
Scott Copeland	42	Executive Vice President of Research & Development and Director
Richard A. Evans, M.D.	64	Director
Michael S. Studdard	58	Director
Jonathan Kim	41	Director
Stephen R. Lesem	55	Director
Charles Turner	34	Director

Robert B. Dillon, a 1971 graduate of the University of Texas and a 1974 graduate of the University of Texas School of Law, is a practicing attorney and seasoned executive with thirty (30) years of litigation and transactional experience.  Mr. Dillon has served as CEO, President and Chairman of the Board since April 2004.  Prior thereto, Mr. Dillon was engaged in the private practice of law.

Scott Copeland, a co-founder of Exobox and co-inventor of its technology, is an expert programmer with world-wide experience in internet security gained during his employment with Compaq, Gateway, Matrix and Axis Host.  Mr. Copeland has served as vice president and director since 2002. Prior to that time, Mr. Copeland was a self-employed computer consultant.

Richard A. Evans, M.D. has served as a director since 2005.  Mr. Evans is self employed and has been a practicing physician for the last 5 years.  Mr. Evans received his Bachelor of Arts degree from Rice University in Houston, and his Doctor of Medicine and Master of Science (physiology and immunology) degrees from Tulane University School of Medicine in New Orleans. He pursued specialty training in general surgery at the University of California, School of Medicine, San Francisco and at Stanford University School of Medicine in Palo Alto. Dr. Evans completed his general surgery training at St. Joseph Hospital in Houston. This included training at the University of Texas M. D. Anderson Cancer Center and a one year fellowship in surgical oncology working under world renowned cancer specialist, Dr. John S. Stehlin, Jr. Dr. Evans maintains a private practice in oncology and alternative medicine in Houston, Texas. He founded the Texas Cancer Center, a 501(c)(3) nonprofit organization in 1998.

Michael S. Studdard was appointed to the Exobox board on April 4, 2008. Mr. Studdard has served since August 21, 2006 as President and a Director of Wentworth Energy, Inc., a publicly-traded oil and gas exploration and development company based in Palestine, Texas, for which he successfully arranged $32.35 million in financing.   Priort to August, 2006, Mr. Studdard served as an Independent Landman since the 1980’s..  Mr. Studdard has more than 25 years experience in operating several diversified companies in the oil and gas industry and brings strong, independent general business skills to the Exobox Board of Directors.

Jonathan Kim is Senior Vice President of Operations for Gringo’s Mexican Kitchen, overseeing the 8 Gringo’s restaurants along with their new restaurant concept, Bullrito’s. Gringo’s is a full-service chain of Tex-Mex restaurants that has been in business for more than 15 years, with eight Gringo’s locations all over the greater Houston area and in San Antonio.  .   From 2000 to present, Mr. Kim served as a General Manager, Vice President of Operations and Senior Vice President of Operations of Gringo’s Mexican Kitchen.  Mr. Kim brings to Exobox his considerable general business operations expertise and is a substantial shareholder in the Company.

Stephen R. Lesem has served as President and Chief Executive Officer, Mezeo Software Corporation, a Houston based cloud storage platform provider from 2008 to present.  In 2007, Steve was Senior Vice President and Chief Marketing Officer of VeriCenter, an IT hosting provider acquired by SunGard in 2007.  From 2005 to 2006 Steve served as Senior Vice President of worldwide sales of SafeNet, a Maryland based security technology firm. From 1997 to 2005, Steve served in a variety of capacities, including VP of business development and channel programs, Asia Pacific at BMC Software, a Houston based systems management software solution provider. Prior to BMC, Steve held multiple sales and marketing positions at IBM including General Manager, PC Server Sales and Marketing for North America.   Mr. Lesem holds a Bachelor of Science in Electrical Engineering from the University of Texas at Austin.

Charles Turner has been the Chief Financial Officer of Pinpoint Commercial, an industrial Real estate development firm based in Houston, Texas, since October, 2006. At PinPoint, Charles is responsible for managing all financial and operational aspects of the company, including sourcing debt and raising institutional equity. Prior to joining PinPoint Commercial, Charles was Vice President of Finance, Planning and Operations for Attachmate (formerly NetIQ), where he was responsible for financial management, strategic planning activities, Operations, Distribution and Real Estate from July, 2004 through October, 2006. Prior to Attachmate, Charles worked at BMC Software from 2001, through 2004, where he managed Corporate Planning and Strategy. Charles also has several years experience in Big 4 consulting as well as industrial distribution management. Charles holds a B.A. in History and Politics from Wake Forest University and an M.B.A. in Finance from The University of Texas in Austin.

Board Meetings

Members of the board of directors are encouraged to attend the Company’s annual meeting; however, attendance is not mandatory.   For the fiscal year ended July 31, 2008, four meetings were held by the board of directors and each incumbent member of the board of directors and each nominee standing for reelection attended at least 75% of the meetings.

Compliance with Section 16(a) of The Exchange Act

To our knowledge, based solely on a review of the copies of the reports furnished to us and filed with the SEC during the year ended July 31, 2008, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with and no reports or transactions were filed late except for the following:  Reginald Goodman failed to timely report a transaction on Form 4 for a July 30, 2007, sale, which was subsequently reported on a Form 4 on August 2, 2007, transactions on Form 4 for a October 10, 2007, sales, which were subsequently reported on a Form 4 on October 15, 2007, a transaction on Form 4 for a October 2, 2007, conversion of stock, which was subsequently reported on a Form 4 on October 26, 2007, a transaction on Form 4 for a November 20, 2007, acquisition, which was subsequently reported on a Form 4 on November 23, 2007, a transaction on Form 4 for a January 11, 2008, sale, which was subsequently reported on a Form 4 on January 15, 2008,  and a transaction on Form 4 for a May 16, 2008, gift, which was subsequently reported on a Form 4 on May 19, 2008;  Michael C. Wittenburg failed to timely report transactions on Form 4 for August 9, 2007 and August 10, 2007, sales, which were subsequently reported on a Form 4 on August 14, 2007, transactions on Form 4 for August 13, 2007 and August 15, 2007, sales, which were subsequently reported on a Form 4 on August 20, 2007, transaction on Form 4 for October 2, 2007, sale, which was subsequently reported on a Form 4 on October 10, 2007,  transaction on Form 4 for October 16, 2007, conversion of stock, which was subsequently reported on a Form 4 on October 29, 2007, a transaction on Form 4 for a November 20, 2007, acquisition, which was subsequently reported on a Form 4 on November 26, 2007, transaction on Form 4 for November 29, 2007, sale, which was subsequently reported on a Form 4 on December 4, 2007, transactions on Form 4 for January 5 and 30, 2008, sales, which were subsequently reported on a Form 4 on February 8, 2008, and  transactions on Form 4 for May 23, 24 and 25, 2007, sales, which were subsequently reported on a Form 4 on May 20, 2008; Scott R. Copeland failed to timely report transactions on Form 4 for August 14, 17, 20 and 21, 2007, sales, which were subsequently reported on a Form 4 on August 24, 2007, transactions on Form 4 for  September 11 and 12, 2007, sales, which were subsequently reported on a Form 4 on September 18, 2007, transaction on Form 4 for a October 5, 2007, sale, which was subsequently reported on a Form 4 on October 10, 2007,  transactions on Form 4 for October 12, 15, 16 and 17, 2007, sales, which were subsequently reported on a Form 4 on October 23, 2007, transaction on Form 4 for a October 16, 2007, conversion of stock, which was subsequently reported on a Form 4 on October 26, 2007, transactions on Form 4 for October 19 and 23, 2007, sales, which were subsequently reported on a Form 4 on October 26, 2007, transaction on Form 4 for a November 20, 2007, acquisition, which was subsequently reported on a Form 4 on November 26, 2007, transaction on Form 4 for a February 4, 2008, sale, which was subsequently reported on a Form 4 on February 8, 2008, transactions on Form 4 for May 5 and 6, 2008, sales, which were subsequently reported on a Form 4 on May 9, 2008, transactions on Form 4 for May 8 and 9, 2008, sales, which were subsequently reported on a Form 4 on May 12, 2008, transaction on Form 4 for a May 13, 2008, sale, which was subsequently reported on a Form 4 on May 19, 2008, transaction on Form 4 for a May 16, 2008, gift, which was subsequently reported on a Form 4 on May 19, 2008, transactions on Form 4 for May 28 and 29, 2008, sales, which were subsequently reported on a Form 4 on June 2, 2008, and transactions on Form 4 for June 12 and 13, 2008, sales, which were subsequently reported on a Form 4 on June 17, 2008; Michael G. Wirtz failed to timely report a transaction on Form 4 for October 2, 2007, conversions of stock, which were subsequently reported on a Form 4 on October 25, 2007, transaction on Form 4 for a November 20, 2007, acquisition, which was subsequently reported on a Form 4 on November 26, 2007, and transaction on Form 4 for a May 16, 2008, gift, which was subsequently reported on a Form 4 on May 19, 2008; Marcos B. Pernia failed to timely report transactions on Form 4 for May 1, 4 and 15, 2007, August 6, 9 and 10, 2007, sales, which were subsequently reported on a Form 4 on October 25, 2007, transactions on Form 4 for September 24, 25 and 26, 2007 and October 5, 2007, which were subsequently reported on a Form 4 on October 30, 2007, a transaction on Form 4 for a November 20, 2007, acquisition, which was subsequently reported on a Form 4 on November 30, 2007, and a transaction on Form 4 for a May 16, 2008, gift, which was subsequently reported on a Form 4 on May 20, 2008; and  Robert B. Dillon failed to timely report transactions on Form 4 for August 24 and 29, 2007, September 6, 7, 10 and 13, 2007, sales, which were subsequently reported on a Form 4 on September 18, 2007, transactions on Form 4 for September 18, 19, 24, 26 and 28, 2007and October 1, 2, 3 and 4, 2007, sales, which were subsequently reported on a Form 4 on October 10, 2007, a transaction on Form 4 for a October 16, 2007, conversion, which was subsequently reported on a Form 4 on October 25, 2007, a transaction on Form 4 for a November 20, 2007, acquisition, which was subsequently reported on a Form 4 on November 26, 2007, transactions on Form 4 for November 20, 21, 23, 26 and 28, 2007 and January 16, 18 and 22, 2008, sales, which were subsequently reported on a Form 4 on February 1, 2008, and  transactions on Form 4 for April 10, 11, 18,21 & 30, 2008 and May 2, 5, 8, 9, 12, & 15, 2008, sales, which were subsequently reported on a Form 4 on May 19, 2008.

Committees of the Board of Directors

We currently have an audit committee, a compensation committee, and a nominating and corporate governance committee.

Audit Committee

The audit committee of the Board currently consists of Mr. Studdard, who is the Chairman, Dr. Evans, Mr. Copeland and Mr. Dillon, of whom Mr. Studdard and Dr. Evans are independent, non-employee directors. It is intended that Mr. Turner, if elected, would become Chairman of the audit committee, with Messrs. Studdard and Evans continuing to serve on the committee. Upon Mr. Turner’s appointment, Messrs. Dillon and Copeland would step down from the audit committee, thereby compromising the audit committee of three independent, non-employee directors. The audit committee selects, on behalf of our board of directors, an independent public accounting firm to audit our financial statements, discuss with the independent auditors their independence, review and discuss the audited financial statements with the independent auditors and management, and recommend to our board of directors whether the audited financials should be included in our Annual Reports to be filed with the SEC. The audit committee operates pursuant to a written charter, which is in the process of being adopted. During the last fiscal year, the audit committee held one meeting, and the members of the audit committee attended each meeting.

Some of the members of the audit committee are non-employee directors (Mr. Studdard and Dr. Evans) who: (1) met the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (2) did not participate in the preparation of our financial statements or the financial statements of Exobox; and (3) are able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. The Board has determined that no member of the Audit Committee each, individually, qualifies as an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act. In the opinion of the Board, Mr. Turner, if elected, would qualify as an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act.

Audit Committee Report

The audit committee of the Board currently consists of Mr. Studdard, who is the Chairman, Dr. Evans, Mr. Copeland and Mr. Dillon, of whom Mr. Studdard and Dr. Evans are independent, non-employee directors.

The audit committee operates under a written charter which is being adopted by the Board of Directors, and will be evaluated annually. The charter of the audit committee will be available on the Company’s website at http://www.exobox.com once it is adopted.  The audit committee selects, evaluates and, where deemed appropriate, replaces the Company’s independent auditors.  The audit committee also pre-approves all audit services, engagement fees and terms, and all permitted non-audit engagements, except for certain de minimus amounts.

Management is responsible for the Company’s internal controls and the financial reporting process.  The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report on the Company’s consolidated financial statements.  The audit committee’s responsibility is to monitor and oversee these processes.

In this context, the audit committee has reviewed the Company’s audited financial statements for fiscal 2008 and will meet and hold discussions with management and Malone & Bailey, PC, the Company’s independent auditors.  Management represented to the audit committee that the Company’s consolidated financial statements for fiscal 2008 were prepared in accordance with accounting principles generally accepted in the United States of America, and the audit committee will discuss the consolidated financial statements with the independent auditors. The audit committee also will discuss with Malone & Bailey, PC matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

Malone & Bailey, PC also provided to the audit committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee will discuss with Malone & Bailey, PC the accounting firm’s independence.

Based upon the audit committee’s discussion with management and Malone & Bailey, PC, and the audit committee’s review of the representation of management and the report of Malone & Bailey, PC to the audit committee, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended July 31, 2008, filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors of Exobox Technologies Corp.

Michael S. Studdard, Robert B. Dillon, Scott R. Copeland and Richard A. Evans, M.D.

Compensation Committee

The compensation committee of the board consists of Mr. Dillon, who is the Chairman, Dr. Evans, Mr. Studdard and Mr. Copeland, of which Dr. Evans and Mr. Studdard are independent directors, as defined in Rule 10A-3 of the Exchange Act. The compensation committee reviews and approves (1) the annual salaries and other compensation of our executive officers, and (2) individual stock and stock option grants. The compensation committee also provides assistance and recommendations with respect to our compensation policies and practices, and assists with the administration of our compensation plans. During the last fiscal year the compensation committee held one meeting, and the members of the compensation committee attended that meeting.

In addition, the Board is adopting a written charter for the compensation committee.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on the Company’s board of directors or Compensation Committee.  No member of the Company’s board of directors is an executive officer of a company in which one of the Company’s executive officers serves as a member of the board of directors or compensation committee of that company.

Report of the Compensation Committee

Overview

The Compensation Committee of the board of directors supervises our executive compensation.  We seek to provide executive compensation that will support the achievement of our financial goals while attracting and retaining talented executives and rewarding superior performance.  In performing this function, the Compensation Committee reviews executive compensation surveys and other available information.

We seek to provide an overall level of compensation to our executives that are competitive within our industry and other companies of comparable size and complexity.  Compensation in any particular case may vary from any industry average on the basis of annual and long-term performance as well as individual performance.  The Compensation Committee will exercise its discretion to set compensation where in its judgment external, internal or individual circumstances warrant it.  In general, we compensate our executive officers through a combination of base salary, annual incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis of this Proxy Statement with management, and based on the review and discussions therein, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors of Exobox Technologies Corp.

Michael S. Studdard, Robert B. Dillon, Scott R. Copeland and Richard A. Evans, M.D.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of the board currently consists of Dr. Evans, who is the Chairman, Mr. Dillon, Mr. Copeland and Mr. Studdard, of which Dr. Evans and Mr. Studdard were determined by the board of directors to be an “independent director” pursuant to the applicable rules and regulations promulgated by the SEC. The nominating and corporate governance committee assists our board of directors in fulfilling its responsibilities by: identifying and approving individuals qualified to serve as members of our board of directors, selecting director nominees for our annual meetings of shareholders, evaluating the performance of our board of directors, and developing and recommending to our board of directors corporate governance guidelines and oversight procedures with respect to corporate governance and ethical conduct. This committee operates pursuant to a written charter which is to be adopted. The nominating committee will consider properly submitted shareholder nominations for candidates for the board.  Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the nominating committee.  If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the nominating committee.  During the last fiscal year, the nominating and corporate governance committee held one meeting, and the members of the nominating and corporate governance committee attended that meeting.

Director Compensation

The following table presents summary information for the year ended July 31, 2008 regarding the compensation of the non-employee members of our board of directors. Mr. Kim was appointed to the board on November 6, 2008.

Name	Fees Earned or Paid in Cash ($)	Options Awards ($)(1)	Total ($)
Robert B. Dillon	2,500	-	2,500
Scott R. Copeland	2,500	-	2,500
Marc Pernia	2,500	-	2,500
Richard A. Evans, M.D.	2,500	-	2,500
Michael S. Studdard	-	-	-
Jonathan Kim	-	-	-
Stephen R. Lesem	-	-	-
Charles Turner	-	-	-

Compensation of Directors

Employee directors will not receive any compensation for services as a member of our board of directors. We reimburse our directors for travel and lodging expenses in connection with their attendance at board and committee meetings. In summary, non-employee Board members receive the following fees:

Annual retainer	$-
For each Board meeting attended in person	$2,500
For each Board meeting attended that is held over the telephone	$-
For each non-chair committee member for each committee meeting attended	$-
For each committee meeting attended by the chair of that committee	$-

No directors were granted options during the year.  Mr. Pernia resigned from the board on December 8, 2008.

Communications to the Board of Directors

The Board of Directors has adopted the following policy for shareholders who wish to communicate any concern directly with the Board of Directors.  Shareholders may mail or deliver their communication to the Company’s principal executive offices, addressed as follows:

Addressee (*)
c/o Secretary
Exobox Technologies Corp.
2121 Sage Road, Suite 200
Houston, Texas 77056

*Addressees: Board of Directors; Audit Committee of the Board of Directors; Nominating and Corporate Governance Committee of the Board of Directors; Compensation Committee of the Board of Directors; name of individual director.

Copies of written communications received at such address will be forwarded to the addressee as soon as practicable.

The Board of Directors recommends that shareholders vote “FOR” the election to the Board of each of the above nominees.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee selected Malone & Bailey, PC independent registered public accounting firm, to audit the financial statements of the Company for the year ending July 31, 2009 and requests that the shareholders ratify such selection. In the event the stockholders fail to ratify the appointment, the audit committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the subsequent year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

The Company is asking the stockholders to ratify the selection of Malone & Bailey, PC as the Company’s independent public accountants for the fiscal year ending July 31, 2009. The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting will be required to ratify the selection of Malone & Bailey, PC.

A representative of Malone & Bailey, PC is not expected to attend the Annual Meeting and is not expected to make a statement, but will be available to respond to appropriate questions and may make a statement if such representative desires to do so.

Audit Fees

The aggregate fees billed by the principal accountant, Malone & Bailey, PC, for the audit and related audit services for the periods ended July 31, 2008 and 2007, were approximately $60,000 and $30,000 respectively.

No other fees were billed for services by Malone & Bailey, PC, other than those covered in the preceding paragraph.  No professional fees were billed for financial information, tax advice or planning, or system design and implementation.

Policy on Audit Committee Pre-Approval and Permissible Non-Audit Services of Independent Auditors

The Company's Board of Directors' policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Company's Board of Directors regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Board of Directors may also pre-approve particular services on a case-by-case basis.

The board of directors recommends a vote “FOR” the ratification of the selection of Malone & Bailey, PC as the independent registered public accounting firm for the Company for the fiscal year ending July 31, 2009.  The ratification requires a majority vote of the shares represented by person or proxy at the annual meeting.

EXECUTIVE OFFICERS

Our executive officers are elected by the board of directors and serve at the discretion of the board.  Our executive officers are as follows:

Name	Age	Position
Robert B. Dillon	58	President, Chief Executive Officer and Chairman of the Board
Scott Copeland	42	Executive Vice President of Research & Development and Director
Marc Pernia	41	Chief Product Development Administrator
Michael G. Wirtz	48	Vice President-Chief Financial Officer

The following biographical information is for Messrs Wirtz and Pernia (please see Proposal 1 for biographical information for Messrs. Dillon and Copeland):

Marc Pernia has served as chief product development administrator and director since July 2003.  From 1999 to 2002, Mr. Pernia was a Senior Unix Systems Administrator with Electronic Arts.   Mr. Pernia is a Senior Unix Systems Administrator with an A.S. degree in Computer Science from Foothill College in 1994 and Computer Science studies at Stanford University, has extensive computer systems program development and administrative experience in the industry over the last 10 years for such Silicon Valley entities as Electronic Arts, Mind Source, the SETI Institute and the NASA Ames Research Center, as well as considerable experience in the configuration and maintenance of such software applications as Veritas, Weblogic, Netscape, iPlanet, Marimba, LDAP and *SQL, Tomcat, Apache and WebX.

Michael G. Wirtz has served as vice president and chief financial officer since 2005.  From 1998 to 2005, Mr. Wirtz was self employed.  Mr. Wirtz is a 1984 MBA graduate of Texas Tech University who also earned a B.S. degree in Accounting from the University of Mary. He is a financial professional with experience as a corporate comptroller for a group of marine companies and previously managed another public corporation.

Compensation Discussion and Analysis

Objectives of Our Executive Compensation Program

The compensation committee of our Board administers our executive compensation program. The compensation committee is composed entirely of independent directors.

The general philosophy of our executive compensation program is to align executive compensation with the Company’s business objectives and the long-term interests of our stockholders. To that end, the compensation committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include both cash and stock-based compensation that reward performance as measured against established goals. In addition, the Company strives to provide compensation that is competitive with other software development companies and that will allow us to attract, motivate, and retain qualified executives with superior talent and abilities.

Our executive compensation is designed to reward achievement of the Company’s corporate goals. In 2008, our corporate goals included, but were not limited to:  (i) obtaining approval for posting on the Over the Counter Bulletin Board (OTCBB), (ii) advancing the Company’s research and development programs; (iii) creating and developing a prototype model of our first software product, and (iv) obtaining additional financing. This focus allows us to reward our executives for their roles in creating value for our stockholders.

The Role of the Compensation Committee

The compensation committee has the primary authority to determine the Company’s compensation philosophy and to establish compensation for the Company’s executive officers. The compensation committee oversees the Company’s compensation and benefit plans and policies; administers the Company’s stock option plans; reviews the compensation components provided to Exobox’s officers, employees, and consultants; grants options to purchase common stock for Exobox’s officers, employees, and consultants; and reviews and makes recommendations to the Board regarding all forms of compensation to be provided to the members of the Board.

The compensation committee generally sets the initial compensation of each executive. The compensation committee annually reviews and in some cases adjusts compensation for executives. Although, the Chief Executive Officer provides recommendations to the compensation committee regarding the compensation of the other executive officers, the compensation committee has full authority over all compensation matters relating to executive officers.

Elements of Executive Compensation

Although the compensation committee has not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, it strives to maintain a strong link between executive incentives and the creation of stockholder value. Therefore, the Company emphasizes incentive compensation in the form of stock options rather than base salary.

Executive compensation consists of the following elements:

Base Salary.  Base salaries for our executives are generally established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions and recognizing cost of living considerations. Prior to making its recommendations and determinations, the compensation committee reviews each executive’s:

•	historical pay levels;
•	past performance; and
•	expected future contributions.

The compensation committee does not use any particular indices or formulae to arrive at each executive’s recommended pay level.

Equity Awards.  We also use long-term incentives in the form of stock options. Employees and executive officers generally receive restricted stock and/or stock option grants at the commencement of employment and periodically receive additional stock option grants, typically on an annual basis. We believe that restricted stock and stock options are instrumental in aligning the long-term interests of the Company’s employees and executive officers with those of the stockholders because such individuals realize gains only if the stock price increases. Stock options also help to balance the overall executive compensation program, with base salary providing short-term compensation and stock options rewarding executives for long-term increases in stockholder value.

Equity awards are generally granted through our 2007 Stock Option Plan that authorizes us to grant equity awards to our employees, directors, and consultants. The compensation committee reviews and approves stock option awards to executive officers in amounts that are based upon a review and assessment of:

•	competitive compensation data;
•	individual performance;
•	each executive’s existing long-term incentives; and
•	retention considerations.

Periodic stock option grants are made at the discretion of the compensation committee to eligible employees and, in appropriate circumstances, the compensation committee considers the recommendations of members of management, such as the Chief Executive Officer. In fiscal 2008, there were no stock options awarded to the executive officers. Stock options are granted with an exercise price equal to the fair market value of our common stock on the day of grant and typically vest ratably over a three year period.

Section 162(m) Policy

Section 162(m) of the Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to its Chief Executive Officer and any other of its four most highly compensated executive officers. However, compensation which qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation’s stockholders.

It is our policy to qualify, to the extent reasonable, our executive officers’ compensation for deductibility under applicable tax law. However, we intend to retain the flexibility necessary to provide total cash compensation in line with competitive practice, our compensation philosophy, and our best interests. It therefore may from time to time pay compensation to our executive officers that may not be deductible.

Executive Officer Compensation

Summary Compensation Table

The following tables set forth certain information regarding our Chief Executive Officer, Chief Financial Officer, and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal years ended July 31, 2008 and 2007 exceeded $100,000:

SUMMARY COMPENSATION TABLE

Name Principal Position		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total

Robert B. Dillon	7/31/2008	$290,000	-	-	-	-	-	$290,000
Chairman, CEO,	7/31/2007	$240,000	-	-	-	-	-	$240,000
Pres. & Director	7/31/2006	$132,250	$10,000	-	-	-	-	$142,250

Scott Copeland	7/31/2008	$215,000	-	-	-	-	-	$215,000
Executive Vice President-	7/31/2007	$242,900	-	-	-	-	-	$242,900
Operations & Director	7/31/2006	$131,857	$10,000	-	-	-	-	$141,857

Marc Pernia	7/31/2008	$200,000	-	-	-	-	-	$200,000
Chief Product	7/31/2007	$244,000	-	-	-	-	-	$244,000
Development Admin. & Former Director	7/31/2006	$131,923	$10,000	-	-	-	-	$141,923

Michael G. Wirtz	7/31/2008	$174,000	-	-	-	-	-	$174,000
Vice Pres. & CFO	7/31/2007	$133,500	-	-	-	-	-	$133,500
	7/31/2006	$79,750	$10,000	-	-	-	-	$89,750

Executive Employment Agreements

Mr. Dillon’s employment agreement provides for an annual salary of $300,000, is effective through March 1, 2010, and automatically renews for successive one-year terms unless terminated. In addition, Mr. Dillon is eligible to receive an annual bonus based on performance criteria as determined by the compensation committee of the board of directors.  Mr. Dillon receives customary fringe benefits.

Mr. Copeland’s employment agreement provides for an annual salary of $150,000, is effective through March 1, 2010, and automatically renews for successive one-year terms unless terminated. In addition, Mr. Copeland is eligible to receive an annual bonus based on performance criteria as determined by the compensation committee of the board of directors.  Mr. Copeland receives customary fringe benefits.

Mr. Pernia’s employment agreement provides for an annual salary of $120,000, is effective through March 1, 2010, and automatically renews for successive one-year terms unless terminated. In addition, Mr. Pernia is eligible to receive an annual bonus based on performance criteria as determined by the compensation committee of the board of directors.  Mr. Pernia receives customary fringe benefits.

Mr. Wirtz’s employment agreement provides for an annual salary of $180,000, is effective through March 1, 2010, and automatically renews for successive one-year terms unless terminated. In addition, Mr. Wirtz is eligible to receive an annual bonus based on performance criteria as determined by the compensation committee of the board of directors.  Mr. Wirtz receives customary fringe benefits.

Business Protection, Severance and Non-Compete Agreements. Pursuant to the terms of each employment agreement with the executives listed above, each executive is subject to business protection, non-solicitation and non-compete covenants. These agreements contain restrictive covenants including a confidentiality provision and non-solicitation of employees and customers provisions that apply for one year after termination of employment. The non-compete provisions generally provides that the executive will not compete with us for a period ranging from one year after termination of employment, and in the event that termination is by us without cause, we are obligated to pay the executive his salary for such period.

Change in Control Agreements. Included in the employment agreements of each of the officers identified above are change of control provisions.  The agreements have a term equal to the term of each employment agreement (subject to extension in our sole discretion) and provide certain benefits to the executive in the event the executive is terminated without cause or if the executive terminates his employment for good reason (as defined in the agreement). Upon a termination as a result of the change of control provision, we are obligated to pay an amount equal to 24 months of the executives then-current base salary, and all the rights and benefits the executive may have under all employee benefit, bonus and/or stock option plans and programs of or agreements with us.

Grants of Plan Based Awards in 2008

The Company did not grant compensation in the form of stock options to the chief executive officer or the other executive officers listed within the Summary Compensation Table during fiscal year ended July 31, 2008.

Outstanding Equity Awards at Fiscal Year-End

 The Company has no outstanding exercised or unexercised stock options granted for compensation to any executive officer and as such has no aggregated option exercises in the last fiscal year or fiscal year end stock option value to report related to compensation. The Company did not provide compensation awards under any long-term incentive plan in fiscal year ended July 31, 2008.

Certain Relationships and Related Transactions

First Brampton Corporation, a corporation owned by the Robert B. Dillon 2005 Trust, advanced an aggregate principal amount of $500 to us during the fiscal year ended July 31, 2008, and the loans do not bear interest.  We repaid principal of $83,500 on all of the advances during the most recent fiscal year and the principal amount outstanding on July 31, 2008 was $0.

Mr. Wittenburg, a former director, advanced an aggregate principal amount of $13,000 to us during the fiscal year ended July 31, 2008, and the loans do not bear interest.  We repaid principal of $28,000 on all of the advances during the most recent fiscal year and the principal amount outstanding on July 31, 2008 was $0.

Mr. Wirtz advanced an aggregate principal amount of $14,490 to us during the fiscal year ended July 31, 2008, and the loans do not bear interest.  We repaid principal of $39,490 on all of the advances during the most recent fiscal year and the principal amount outstanding on July 31, 2008 was $0.

Mr. Goodman advanced an aggregate principal amount of $44,000 to us during the fiscal year ended July 31, 2008, and the loans do not bear interest.  We repaid principal of $64,000 on all of the advances during the most recent fiscal year and the principal amount outstanding on July 31, 2008 was $0.

In October 2007, First Brampton Corporation, an entity owned by Mr. Dillon, converted 196,028 shares of Series A Preferred Stock into 18,046,127 shares of Class A Common Stock, which were subsequently converted into an aggregate 18,046,127 shares of our common stock.

In October 2007, Mr. Copeland converted 783,161 shares of Series A Preferred Stock into 72,096,961 shares of Class A Common Stock, which were subsequently converted into an aggregate 72,096,961 shares of our common stock.

In October 2007, Mr. Wittenburg, a former director, converted 184,339 shares of Series A Preferred Stock into 16,970,050 shares of Class A Common Stock, which were subsequently converted into an aggregate 16,970,050 shares of our common stock.

In October 2007, Mr. Wirtz converted 8,784 shares of Series A Preferred Stock and 24,319 shares of Series B Preferred Stock into an aggregate 3,047,427 shares of our common stock.

In October 2007, Mr. Goodman converted 844,492 shares of Series A Preferred Stock into 77,743,027 shares of our common stock.

In October 2007, Dr. Evans converted 2,203 shares of Series D Preferred Stock into 294,048 shares of our common stock.

OWNERSHIP OF VOTING SECURITIES

Beneficial Ownership

The following table sets forth, as of December 12, 2008, information regarding the beneficial ownership of shares of common stock by each person known by us to own five percent or more of the outstanding shares of common stock, and by each of the named executive officers, directors, and all officers and directors as a group.

	SHARES OF COMMON STOCK BENEFICIALLY OWNED
NAME AND ADDRESS OF BENEFICAL OWNER	NUMBER	%
Scott Copeland(1)	79,795,933	19.85%
Marc Pernia	21,763,957	5.42%
First Brampton Corporation (2)	17,974,847	4.47%
Robert B. Dillon (3)	*	*
Michael G. Wirtz	4,699,427	1.17%
Richard Evans(4) (5)	7,931,407	1.97%
Michael S. Studdard	*	*
Jonathan Kim (6)	1,403,582	*
Reginald Goodman	76,489.238	19.09%
Stephen R. Lesem	*	*
Charles Turner	*	*
Officer and Directors (8 persons)	111,775,196	27.81%

*Less than 1%

Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Under this rule, shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within 60 days of the date of this table. In computing the percentage ownership of any person, the amount of shares includes the amount of shares beneficially owned by the person by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person does not necessarily reflect the person’s actual voting power.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.  Unless otherwise indicated, the business address of the individuals listed is 2121 Sage Road, Suite 200, Houston, Texas 77056.

(1)	Mr. Copeland’s address is 1710 Effie Lane, Pasadena, Texas 77501.
(2)	Mr. Dillon has investment and voting control for First Brampton Corporation.
(3)	Mr. Dillon does not own any shares of record but is deemed to be the beneficial owner of the shares owned of record by First Brampton Corporation.
(4)	Dr. Evans’ address is 1709 Haver, Houston, Texas 77006.
(5)	This includes a warrant to purchase 90,000 shares of our common stock at $0.20 per share.
(6)	This includes a warrant to purchase 50,000 shares of our common stock at $1.00 per share.

OTHER BUSINESS

The Board knows of no other business to come before the Annual Meeting.  However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying form of proxy or their substitutes will vote in their discretion on those matters.

By Order of the Board of Directors

Robert B. Dillon
Chairman, President and Chief Executive Officer

December 17, 2008
Houston, Texas

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND FAX AT (704) 765-8730. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING.  IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

[Proxy Card follows]

EXOBOX TECHNOLOGIES CORP.
ANNUAL MEETING OF SHAREHOLDERS
January 15, 2009

EXOBOX TECHNOLOGIES CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Exobox Technologies Corp. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and appoints Robert B. Dillon and/or Michael G. Wirtz and each of them, with full power of substitution, as Proxy or Proxies to vote as specified in this Proxy all the shares of Capital Stock of the Company of the undersigned at the Annual Meeting of Shareholders of the Company to the held at 10:00 A.M., Central Time, January 15, 2009, and any and all adjournments or postponements thereof. Either of such Proxies or substitutes shall have and may exercise all of the powers of said Proxies hereunder.  The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE SEVEN DIRECTOR NOMINEES, “FOR” THE RATIFICATION OF THE COMPANY’S AUDITORS, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED SHAREHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTORS’ NOMINEES UNDER PROPOSAL ONE. PLEASE MARK, SIGN, DATE, AND RETURN THIS CARD USING THE ENCLOSED RETURN ENVELOPE OR BY FAX TO (704) 765-8730.

1.
Election of Robert B. Dillon, Scott R. Copeland, Richard A. Evans, M.D., Michael S. Studdard, Jonathan Kim, Stephen R. Lesem, and Charles Turner to the Board of Directors to serve until our next annual meeting of shareholders or until their respective successors have been duly elected

For	Against	Abstain

☐	☐	☐

2.	Ratification of the appointment of Malone & Bailey, PC, as independent auditors of the Company for its fiscal year ending July 31, 2009.

☐	☐	☐

TO VOTE YOUR PROXY BY FAX:

Mark your vote, sign and date this proxy and fax to: (704) 765-8730.

DATED:
[Signature]

[Signature if jointly held]

[Printed Name]